                                                                   EXHIBIT 10.1


The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").




                        ALLIANCE AND MARKETING AGREEMENT

         This Alliance and Marketing Agreement ("Agreement") is executed as of the 12th day of October, 1999 by and among The viaLink Company, an Oklahoma corporation ("viaLink") and i2 Technologies, Inc., a Delaware corporation ("i2").

         WHEREAS, viaLink provides certain services via the Internet known as viaLink's Item Catalog Services (as hereinafter defined) and Chain Pricing Services (as hereinafter defined) to customers in the Consumer Packaged Goods and/or Food Service Industries; and

         WHEREAS, viaLink and i2 have executed a Securities Purchase Agreement, a Common Stock Purchase Warrant, and other documents related thereto in conjunction with this Agreement.

         WHEREAS, viaLink desires to utilize the sales, marketing and technology resources of i2 to market its viaLink Services (as hereinafter defined) to viaLink's Market (as hereinafter defined) and to other industries; and

         WHEREAS, viaLink and i2 desire to provide connectivity between their respective products and services; and

         WHEREAS, i2, subject to the terms, covenants and conditions of this Agreement, desires to offer the viaLink Services to its existing and future customers and Potential Customers (as hereinafter defined); and

         WHEREAS, viaLink, subject to the terms and conditions of this Agreement, desires to allow i2 to offer such viaLink Services to i2's existing and future customers and Potential Customers; and

         WHEREAS, i2, subject to the terms, covenants and conditions of this Agreement, agrees to market such viaLink Services to its existing and future customers and Potential Customers; and

         WHEREAS, i2 and viaLink desire to execute and enter into certain other agreements to set forth their mutual agreements regarding the marketing and use of certain products and services of the parties to accomplish the above premises, all as more fully described herein and the attachments hereto.

         NOW THEREFORE, in consideration of the above premises and the mutual covenants, agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

1. DEFINITIONS. The following capitalized terms shall have the meanings given to them below when used in this Agreement:

         1.1. "AGREEMENT" means this Alliance and Marketing Agreement, the License, all Exhibits and Schedules attached hereto, and any further documents expressly incorporated herein by reference

         1.2. "AFFILIATE" shall mean i2 Midwest,Inc., i2 North, Inc., i2 Northwest, LLC, i2 Southwest, Inc. i2 Logistics, and i2 Great Lakes, Inc., i2 Mid-Market, LLC., i2 New England, Inc., i2 Solutions, Inc., i2 Mid Atlantic, LLC, i2 Southeast, Inc., and any Person who is controlled by, or is under common control with, a Party hereto. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         1.3. "EFFECTIVE DATE" shall be the date upon which the Closing occurs under the Securities Purchase Agreement executed by and between the parties hereto as of the Execution Date and execution by viaLink of the Warrant Agreement to purchase common stock of viaLink and delivery of such warrant to i2.

         1.4.     "EXECUTION DATE" shall be the date first shown above.

         1.5. "LICENSE" shall be the License to be signed by i2 and viaLink, which shall be in the form set forth in Exhibit A hereto.

         1.6.     "PROPRIETARY INFORMATION" means:

                  1.6.1. with respect to viaLink, the viaLink Services and all confidential information and trade secrets disclosed in connection with the negotiation, execution, and/or performance of this Agreement, including, without limitation, information related to the viaLink Services, all code and writings and documents relating to the viaLink Services, results, prices, product information or other data of viaLink, database formats of viaLink and any other information of viaLink's licensors, customers or subscribers, product designs and specifications of viaLink, release management and version control standards of viaLink, viaLink's localization support requirements and technical reference manuals, customer lists and marketing plans of viaLink, information disclosed by viaLink in writing that is marked as confidential at the time of disclosure, and the terms of this Agreement.

                  1.6.2. with respect to i2, any information of i2 which i2 identifies in writing as confidential or which, by its nature, is generally understood to be confidential information.

                  1.6.3. Notwithstanding the foregoing however, information is not Proprietary Information to the extent that it:

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           1.6.3.1. is or becomes publicly available through no
                                    fault of the receiving party; or

                           1.6.3.2. was previously known to the receiving
                                    party, not by improper means, as of the
                                    time of its disclosure by the disclosing party;

                           1.6.3.3. is rightfully acquired from a third party
                                    which, to the receiving party's knowledge, is not obligated to keep that information confidential; or

                           1.6.3.4. is independently developed by the receiving
                                    party without use of or reference to any Proprietary Information of the disclosing party.

         1.7.     "INITIAL TERM" is defined in Section 9.1 below.

         1.8. "viaLINK'S ITEM CATALOG SERVICES" means the subscription catalog and item information data services offered by viaLink, excluding Item Movement and Scan Based Trading.

         1.9. "viaLINK'S CHAIN PRICING SERVICES" means the subscription service offered by viaLink that reports aggregated supply chain pricing.

         1.10. "viaLINK'S SERVICES" means, unless otherwise stated, viaLink's Item Catalog Services and viaLink's Chain Pricing Services.

         1.11. "POTENTIAL CUSTOMER" means a potential user of viaLink Services with whom i2 and/or viaLink may engage in marketing activities according to this Agreement.

         1.12. "SUBSCRIPTION SERVICE REVENUE" means only those gross subscription revenues paid directly to viaLink by a customer of viaLink in the viaLink Market for the access to and/or use of the viaLink Services, as such viaLink Services are provided from time to time to customers in the viaLink Market.

                  1.12.1. Notwithstanding the foregoing, Subscription Service Revenue shall not include (a) any fees or other revenues received by viaLink from customization, implementation, set-up, licenses, outsourcing, data management, custom data or support services, hosting, consulting and other similar and/or related services; (b) any revenues from other services which viaLink currently, or may in the future, offer to its customers other than the viaLink Services; and
                           (c) any revenues from business ventures, marketing alliances or other relationships with any third parties in which viaLink is currently engaged or may engage in at any time in the future.

                  1.12.2. Furthermore, and notwithstanding anything to the contrary in this Agreement, any sums received by i2 pursuant to Section 5.1 and/or any sums paid by i2 to viaLink pursuant to Sections 5.2, 5.3 and/or 5.4 shall not be included in or otherwise be considered in or affect the calculation of Subscription Service Revenue.

         1.13. "OVERRIDE PAYMENT REVENUE" means only those gross subscription revenues paid directly to viaLink for the access to and/or use of the viaLink Services, as such viaLink Services are provided from time to time to customers in the viaLink Market, inclusive of the amounts paid to viaLink pursuant to 5.2 and/or 5.3 of this Alliance Agreement, but less

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  and except any refunds, credits, or similar discounts or reimbursements provided or allowed by viaLink to its customers, and

                  1.13.1. Notwithstanding the foregoing, Override Payment Revenue shall not include (a) any fees or other revenues received by viaLink from customization, implementation, set-up, licenses, outsourcing, data management, custom data or support services, hosting, consulting and other similar and/or related services; (b) any revenues from other services which viaLink currently, or may in the future, offer to its Customers other than the viaLink Services; and
                           (c) any revenues from business ventures, marketing alliances or other relationships with any third parties in which viaLink is currently engaged or may engage in at any time in the future. .

                  1.13.2. Furthermore, any sums paid by i2 to viaLink pursuant to section 5.4 shall not be included in or otherwise be considered in or affect the calculation of Override Payment Revenue.

         1.14. "viaLINK'S SUBSCRIPTION SERVICES AGREEMENT" shall mean such Service Agreement(s) regarding the viaLink Services as viaLink may use or amend, in its sole discretion, from time to time in connection with the sale of viaLink Services to viaLink's customers.

         1.15. "TERM" shall mean both the Initial Term and any and all Renewal Terms.

         1.16.    "RENEWAL TERM" is defined in Section 9.1 of this Agreement

         1.17. "PUBLIC EXCHANGE" means service offered via the Internet or other online computer network whereby multiple companies have the opportunity to establish electronic connectivity for the purpose of exchanging information with multiple trading partners.

         1.18. "PRIVATE EXCHANGE" means service offered via the Internet or other online computer network whereby one single company establishes electronic connectivity for the purpose of exchanging information with its trading partners.

         1.19. "FOREIGN ENTITY" means a Person which desires to utilize viaLink Services in its operations outside of the United States.

         1.20. "viaLINK'S MARKET" means the manufacturers, wholesalers, distributors, brokers, and retailers of consumer packaged goods and/or food and beverage products for: the food service industry; grocery, drug, convenience and mass merchandisers; commissaries; and other specific customers that are agreed to by i2 and viaLink.

                  1.20.1. Customers in the mass merchandisers channel shall be specifically agreed to during the business planning process set forth in Section 4.7. In the event the parties fail to reach agreement as to whether such a customer in the mass merchandiser channel is within the viaLink Market, the parties shall resolve such issue pursuant to Section 5.10, with the factor for such determination being the business attributable to fast-moving consumer goods.

         1.21.    "INTELLECTUAL PROPERTY RIGHTS" is defined in Section 11.1.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         1.22. "SECURITIES PURCHASE AGREEMENT" means that Securities and Purchase Agreement by and between the parties hereto executed of even date herewith.

         1.23. "LICENSED TRADEMARKS" shall means the respective trademarks of the parties hereto which are licensed to the other party pursuant to the terms and conditions of Section 7 of this Agreement.

         1.24.    "i2" shall mean i2 Technologies, Inc., and its Affiliates.

         1.25.    "viaLINK" shall mean The viaLink Company and its Affiliates.

         1.26. "PERSON" shall mean any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

2.       RESPONSIBILITIES OF viaLINK During the Term of this Agreement:

         2.1. viaLink will form a team to support the relationship established with i2 pursuant to this Agreement. viaLink will assign to such team a minimum of five viaLink employees, each of whom will spend such time as is reasonably necessary to carry out viaLink's obligations set forth in this Agreement. One of such persons shall have appropriate authority to coordinate viaLink's activities with i2 pursuant to this Agreement.

         2.2. viaLink will provide i2 with such marketing and related information as i2 reasonably needs to perform its duties under this Agreement, and, as reasonably necessary, shall update the same.

         2.3. viaLink at no charge to i2 will provide such training as the parties mutually determine is reasonably necessary to train i2's team, as established pursuant to Section 3.1, with respect to the nature and use of viaLink's Services, at such times and places as the parties mutually agree. Notwithstanding the foregoing, i2 shall be responsible for any of its costs incurred in attending the training or the reasonable travel costs of viaLink employees to travel to an i2 location to conduct the training.

         2.4. viaLink will provide i2 with a current reference copy of viaLink's Subscription Services Agreement, as the same may be amended from time to time.

         2.5. viaLink shall provide i2 with ninety (90) days advance notice regarding any price changes relating to the viaLink Services.

         2.6. viaLink shall allow i2 to establish and maintain an Internet link to viaLink's website so as to allow its customers to view the viaLink website.

         2.7. viaLink shall participate as a member of the Alliance Program in and, if reasonably requested by i2, assist in the organization and implementation of jointly sponsored marketing events, conferences, executive conferences and committee meetings related to the subject matter of this Agreement.

         2.8. If i2 establishes a Private or Public Exchange with a customer who is within the viaLink Market, viaLink shall make the viaLink Services available to i2 for the purpose of servicing such Private or Public Exchange.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         2.9. viaLink shall not be required to host and/or sell any services or products of i2 unless the parties by mutual agreement enter into a separate, mutually satisfactory written agreement relating to the terms and conditions of the hosting and the amount of compensation to be paid by i2 to viaLink for the same.

         2.10. viaLink will name i2 as the exclusive supply chain planning member of the viaLink Alliance and will include i2 as a member of viaLink's industry advisory council.

         2.11. Subject to the terms of this Agreement and of the License, viaLink agrees that i2 may market the viaLink Services outside of the viaLink Market, as an i2 branded product, any Public or Private Exchange which is owned, operated or participated in by i2 in which the Software (as defined in the License) is utilized by i2.

         2.12. viaLink agrees that, during the term of this Agreement if (a) i2 meets the Goal Basis Revenue targets set forth in Sections 3.12.1, 3.12.2 and 3.12.3, or exercises its right to avoid termination pursuant to 3.12.5 in reference to said target,
                  (b) continues to pay all sums due to viaLink pursuant to
                  Section 5.4, and (c) the License remains in effect and is extended pursuant to its terms, then, subject to the terms of this Agreement and of the License, i2 will have exclusive rights to offer the viaLink Services to customers outside of the viaLink Market. Provided however, i2 agrees that this shall not in any manner prevent or prohibit viaLink from linking or otherwise connecting to or otherwise offering viaLink Services in the viaLink Market to or through other Public or Private Exchanges, which Exchanges may or may not be in competition with similar exchanges, owned, operated or participated in by i2 ("i2 Exchanges") which may or may not also offer services similar to those offered by such i2 Exchanges to customers outside of the viaLink Market, or prevent or prohibit such Public or Private Exchanges from connecting or linking to or otherwise accessing the viaLink Services in order to allow both viaLink and or such Public or Private Exchanges from providing viaLink Services to customers within the viaLink Market.

3.       RESPONSIBILITIES OF i2. During the Term of this Agreement:

         3.1. i2 will form a team to support the relationship established with viaLink pursuant to this Agreement. i2 will assign to such team a minimum of five i2 employees, each of whom will spend such time as is reasonably necessary to carry out i2's obligations set forth in this Agreement. One of such persons shall have appropriate authority to coordinate i2's activities with viaLink pursuant to this Agreement.

         3.2. i2 shall send its employees who are to provide technical and/or marketing training with respect to said viaLink Services to other i2 employees or representatives and/or to the customers of i2 to such training programs, seminars and/or meetings as may be mutually determined by the parties to be reasonably necessary, at such times and places as the parties mutually agree.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         3.3. i2 shall use its best efforts to: market, promote, advertise and publicize the viaLink Services in both the viaLink Market and other industries and provide Potential Customers with the marketing, technical and/or training materials relating to the viaLink Services and any such other relevant, non-confidential information provided to i2 by viaLink, and any such Proprietary Information of viaLink as is reasonably necessary to further said activities; provided, however, that such Proprietary Information shall, prior to any disclosure to any third party, be made subject to a written confidentiality agreement acceptable to viaLink, and binding on said third party.

         3.4. i2 shall not make any warranties, representations, assurances or statements to any third parties, including, without limitation, customers and/or Potential Customers of i2, concerning the features and/or functionality of the viaLink Services, that are misleading or materially different from the descriptive literature supplied by viaLink or which alters, amends or conflicts with the warranties, limitations, terms and/or conditions of viaLink's then current Subscription Service Agreement; provided i2 and viaLink agree that if subsequent to execution of this Agreement, i2 or viaLink determines that market conditions require i2 to offer warranties or limitations different from those in the current Subscription Service Agreement, viaLink and i2 shall negotiate in good faith to change the warranties or limitations which i2 may agree to with a customer based on such market conditions.

         3.5. i2 shall assist viaLink in facilitating viaLink's access to international markets by providing advice and assistance in determining market requirements and viaLink's capabilities.

         3.6. i2 shall participate in and, if reasonably requested by viaLink, assist in the organization and implementation of jointly sponsored marketing events, conferences, executive conferences and committee meetings related to the subject matter of this Agreement.

         3.7. i2 shall use its commercially reasonable efforts to increase the visibility of both viaLink and the viaLink Services in the viaLink Market and shall use commercially reasonable efforts to promote the use of the viaLink Services.

         3.8. During the term of this Agreement, viaLink shall be deemed to have met all the requirements for being a complimentary gold sponsorship Global Alliance Partner pursuant to i2's Complementary Software Provider Program ("Alliance Program"). At no additional cost to viaLink, viaLink shall be entitled to a complimentary gold level sponsorship at all i2 functions and to all of the Global Alliance Partner benefits under such Alliance Program, as such benefits are described and explained on i2's Internet website or other i2 publications, as the same may be amended from time to time, which publications are incorporated herein by reference. It is understood there may be fees charged to i2 Global Alliance Partners to participate in certain marketing and sales activities

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  from time to time. Such fees will be charged to viaLink on the same basis as other i2 Global Alliance Partners.

         3.9. During the Term of this Agreement, i2 shall use viaLink Licensed Trademarks and/or such other designations as are reasonably required by viaLink in connection with all advertising, marketing, promotion and/or participation by i2 in any Private Exchanges and/or Public Exchanges relating to viaLink and to identify viaLink as the provider of viaLink Services and/or the use of the software functionality relating thereto.

         3.10. If, during the Term of this Agreement, i2 establishes any Private and/or Public Exchange(s) involving customers in the viaLink Market, i2 shall exclusively utilize the viaLink Services for and/in relation thereto.

         3.11. i2 shall cause its Affiliates and any permitted subcontractors to execute such agreements as reasonably required by viaLink in order to protect confidentiality and otherwise obtain full compliance by such Affiliates and/or permitted subcontractors with, to the extent applicable, this Agreement and the License.

         3.12.    i2 warrants and represents as follows:

                  3.12.1. that for the calendar year ended December 31, 2000, i2 will generate gross revenue which forms the basis for sums due to viaLink and/or i2 pursuant to Sections 5.1 through 5.4 inclusive of this Agreement ("Goal Basis Revenue") in an amount of at least $5,000,000; and

                  3.12.2. that for the calendar year ended December 31, 2001, i2 will generate at least $25,000,000 in Goal Basis Revenue.

                  3.12.3. that for the calendar year ended December 31, 2002, i2 will generate at least $50,000,000 in Goal Basis Revenue.

                  3.12.4. Within thirty (30) days after the end of each calendar year covered by this Section 3.12, i2 shall deliver to viaLink a detailed accounting of all such gross revenues which relate to a determination of whether or not i2 has met its obligations under this
                           Section 3.12. i2 shall also make available to viaLink all records and documents relating to such accounting.

                  3.12.5.  If i2 breaches any of its obligations under this
                           Section 3.12, viaLink's sole remedy for such breach shall be limited to the following:

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           3.12.5.1. Within thirty (30) days after viaLink
                                     receives all of the information required by
                                     Section 3.12.4 and all additional documents that viaLink reasonably requests in conjunction therewith, viaLink may provide a thirty (30) day prior written notice of termination. If within the period of said thirty (30) notice i2 pays to viaLink seventy percent (70%) of the difference between the actual Goal Basis Revenue and the required Goal Basis Revenue for the relevant year as set forth in section 3.12.1, 3.12.2, or 3.12.3, respectively. If
                                     i2 does not pay such additional amount,
                                     this Agreement shall terminate as set forth in viaLink's termination notice under this Section.

                           3.12.5.2. viaLink's exercise of such right shall not
                                     however affect the obligations of either party to pay to the other such sums as may due to the party for transactions with customers occurring before the effective date of such termination or such other rights or obligations which survive the termination of this Agreement.

         3.13. i2, at no cost to viaLink, shall provide training to viaLink on its products and services to viaLink employees at such times and places as the parties mutually agree. Notwithstanding the foregoing, viaLink shall be responsible for any of its costs incurred in attending the training or the reasonable travel costs of i2 employees to travel to a viaLink location to conduct the training.

         3.14. Unless otherwise agreed, i2 shall only use viaLink to host viaLink Services for any customers in the viaLink Market.

         3.15. Unless otherwise agreed, in addition to other sums due under this Agreement, i2 agrees that in the event that viaLink hosts viaLink Services for customers outside of the viaLink Market, viaLink shall be reimbursed for all of its costs of implementing, developing, operating and/or hosting such viaLink Services plus ten percent (10%) thereof; provided i2 shall have no obligation to use viaLink to host viaLink Services for customers outside of the viaLink Market.

         3.16. i2 shall be solely responsible for, and shall indemnify, reimburse, defend, protect and hold viaLink harmless from, any and all taxes on all transactions permitted pursuant to the License and this Agreement.

4.       JOINT RESPONSIBILITIES OF THE PARTIES

         4.1. Each party shall regularly inform the other party about general market developments and factors relating to the viaLink Services in the marketplace and the possibility of incorporating viaLink Services into projects and customer implementations in which they are involved. This information shall be treated as Proprietary Information of the party providing the information.

         4.2. Each party shall inform the appropriate personnel in its organization of the existence of this Agreement and its material obligations under this Agreement.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         4.3. Each party shall endeavor to keep the other party apprised of new products and services relating to the viaLink Services.

         4.4. The parties shall exchange such other information and conduct such other activities as the parties mutually agree.

         4.5. The parties through their respective project coordinators will meet monthly to review each party's respective sales efforts, contacts and plans relating to the marketing of the viaLink Services and the parties' respective compliance with the terms and conditions of this Agreement.

         4.6. The parties shall meet at least quarterly to perform a detailed review of the status of the relationship established pursuant to this Agreement and the compliance of the parties with their respective obligations under this Agreement.

         4.7. The parties will create a mutually agreed business and marketing communication plan within ninety (90) days from the Effective Date that will outline the targeted business objectives and sales/marketing activities of the parties pursuant to the relationship created by this Agreement. Each of the parties agrees to use reasonable commercial efforts to perform its obligations delineated in such business plan.

         4.8. Subject to the terms and conditions set forth in the License, the parties will cooperate to jointly develop interfaces as necessary between i2 and viaLink products and services relevant to this Agreement. Ownership of any jointly developed interfaces shall be as set forth in the License.

         4.9. During the Term of this Agreement, each party shall comply with all applicable laws.

5.       COMMISSIONS AND PAYMENTS.

         5.1. During the term of this Agreement, viaLink shall pay i2 [****] percent ([****]%) of the Subscription Service Revenue with respect to which i2 had Significant Involvement (as hereinafter defined) ("i2 Commission Fee"). Notwithstanding the foregoing, such amount otherwise due to i2 with respect to such a customer shall be increased to [****] percent ([****]%) if such customer is a Foreign Entity; provided, however, that before viaLink is obligated to provide any viaLink Services to any Foreign Entity, viaLink and i2 first must have reached a mutually acceptable agreement pursuant to which i2 agrees to reimburse viaLink for any additional costs or expenses incurred by viaLink as a result of providing viaLink Services to such Foreign Entity. If this Agreement expires or is terminated for other than breach by i2, i2 shall, for a period of two years thereafter, continue to receive the i2 Commission Fee based upon the service levels during the last full month of the Term of the Agreement, subject however to adjustment thereon for any changes in viaLink's standard subscription prices, but less any amount attributable to any viaLink customer which terminates its Subscription Services Agreement with viaLink to the extent any part of said final month's i2 Commission Fee was attributable to the Subscription Services Agreement of such customer.

                  5.1.1. "Significant Involvement" shall be determined by the following factors:

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           5.1.1.1. the extent to which i2 participated in the
                                    introduction of the viaLink Services to an individual whose position with a Potential Customer entitles such person to either make or substantially influence the decision of the Potential Customer to enter into a Subscription Services Agreement for viaLink Services;

                           5.1.1.2. the extent to which i2 participated in the
                                    selling process, including, but not limited to, determining Potential Customer requirements and suitability of viaLink Services, identification of the appropriate final decision makers, cost-benefit analysis, proposal development and presentation, technology and/or interoperability assessment and closing/contracting;

                           5.1.1.3. the extent to which i2 participates in
                                    and/or undertakes responsibility with
                                    regard to account management of the viaLink customer, including, but not limited to, relationship management and additional business development activity; and

                           5.1.1.4. such other factors as may be relevant to a
                                    particular customer of the viaLink
                                    Services.

         5.2. During the Term of this Agreement, if i2 establishes, operates, participates in or otherwise operates a Private Exchange for any customer which is involved in any commercial activity within the viaLink Market, i2 shall pay to viaLink a fee equal to [****] percent ([****]%) of the subscription fees that viaLink would charge such customer and its trading partners with which such customer is connected or otherwise linked on such i2 Private Exchange (based on viaLink's then current listed standard subscription prices without discount) if such customer and/or trading partners had instead elected to use viaLink's Services ("Private Exchange Service Fee"). Notwithstanding the foregoing, the Private Exchange Service Fee payable to viaLink with respect to such customer shall be reduced to [****] percent ([****]%) if such customer is a Foreign Entity provided, however, that before viaLink is obligated to provide any viaLink Services to any Foreign Entity, viaLink and i2 first must have reached a mutually acceptable agreement pursuant to which i2 agrees to reimburse viaLink for any additional costs or expenses incurred by viaLink as a result of providing viaLink Services to such Foreign Entity. Nothing in this Section shall be construed as in any way changing any restrictions otherwise placed on i2 pursuant to the License or elsewhere in this Agreement.

                  5.2.1. Upon termination of this Agreement, if i2 elects to extend the License pursuant to its terms, i2 shall continue to pay such Private Exchange Service Fees to viaLink for the duration of the License.

         5.3. During the Term of this Agreement, for any viaLink Services provided to any customer within the viaLink Market through a Public Exchange which is owned, marketed, operated or participated in by i2, i2 shall pay viaLink [****] percent ([****]%) of the subscription fees that viaLink would charge such customer and its trading partners, as the case may be, with which such customer is connected or otherwise linked on such Public Exchange

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  (based on viaLink's then current listed standard subscription prices without discount) if such customer had instead elected to use viaLink's Services ("Public Exchange Service Fee"). Nothing in this Section shall be construed as in any way changing any restrictions otherwise placed on i2 pursuant to the License or elsewhere in this Agreement.

                  5.3.1. Upon termination of this Agreement, if i2 elects to extend the License pursuant to its terms, i2 shall continue to pay such Public Exchange Service Fees to viaLink for the duration of the License.

         5.4. During the Term of this Agreement, if i2 provides viaLink Services or other services that, when considered in the aggregate, are the same or substantially similar to the viaLink Services to any customer not within the viaLink Market on either a Private Exchange or on a Public Exchange not hosted by viaLink, i2 shall pay to viaLink a fee equal to [****] percent ([****]%) of the subscription fees that viaLink would charge such customer and/or its trading partners with which such customer is connected or otherwise linked on such Private or Public Exchange (based on viaLink's then current listed standard subscription prices without discount) if such customer had elected to use viaLink's Services. ("Undifferentiated Service Fee"). Nothing in this Section shall be construed as in any way changing any restrictions otherwise placed on i2 pursuant to the License or elsewhere in this Agreement. If i2 and viaLink disagree as to whether i2 is providing other services that, when considered in the aggregate, are the same or substantially similar to the viaLink Services to any customer not within the viaLink Market, i2 and viaLink agree to submit the matter to arbitration in accordance with Section 5.10 of this Agreement.

                  5.4.1. Upon termination of this Agreement, if i2 elects to extend the License pursuant to its terms, i2 shall continue to pay such Undifferentiated Service Fees to viaLink for the duration of the License. If i2 elects not to extend such License after the termination of this Agreement, i2 shall, for a period of two years thereafter, continue to pay to viaLink an amount equal to the sum which it received for the last full month of the Term of the Agreement less the amount attributable to any customer of i2 (upon which such sum is based) who terminates its services agreement with i2.

         5.5. Notwithstanding anything to the contrary in this Agreement, if, on or before January 31, 2000, viaLink enters into subscription and/or services agreements of any kind with [**********], [**********], [**********], [**********],
                  [**********], or [**********], unless the parties mutually agree otherwise, viaLink shall not, at any time, be obligated to pay i2 any sums which would otherwise be due to i2 pursuant to Section 5 of this Agreement or any of its subsections based on any revenue from such companies or their affiliated companies, divisions or subsidiaries.

         5.6. During the Term of this Agreement, viaLink shall pay to i2 five percent (5%) of all Override Payment Revenue collected by viaLink in each month of this Agreement.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         5.7.     Any sums payable by a party pursuant to Sections 5.1 through
                  5.5 inclusive shall be paid by the last day of the month following the month of collection.

         5.8. Any sums payable by viaLink pursuant to Section 5.6 shall be paid to i2 by the last day of the month following the month in which such amounts were received by viaLink.

         5.9. Any sums which are not reasonably disputed due by a party pursuant to this Agreement and which are not paid when due shall bear interest at the rate of (i) one percent (1%) per month or (ii) the maximum amount allowed by law, whichever is less.

         5.10. The parties agree and acknowledge that determination of whether i2 is entitled to the i2 Commission Fee set forth in
                  Section 5.1 and/or the determination of whether a customer or trading partner is within the viaLink Market may not always be clear. As such, if the respective coordinators of the parties cannot agree on a resolution of either such issue, then within ten (10) days after either party notifies the other party that they cannot so agree, one senior management employee of each party will meet in person or by teleconference to attempt to resolve the issue. If at such meeting, such senior management employees cannot agree on the resolution of said issue, then the only further method of resolving said issue shall be for either party to submit the matter to binding arbitration. If the parties cannot agree on an arbitrator, the American Arbitration Association ("AAA") shall be used to choose the arbitrator to arbitrate the issue pursuant to the AAA's then current commercial arbitration rules. The arbitrator shall be a person who is familiar with the issue(s) involved in the arbitration. The arbitration shall be held in the Dallas, Texas offices of the AAA, or, if the parties agree, may be handled by teleconference. The arbitration shall be completed within forty-five (45) days of the date that the arbitration demand is made. Prior to such arbitration each party shall make available to the other party such documents as are reasonably relevant to the issues which are the subject of the arbitration. All such documents produced pursuant to this Section shall be deemed to be Proprietary Information. Each party shall bear its own costs incurred in or as a result of the arbitration; provided however the costs or expenses incurred by the arbitrator shall be split equally by the parties. All information relating to the arbitration process shall be Proprietary Information of each party; and provided, however, such information may be revealed if it becomes relevant to any litigation between the parties or if such disclosure is required by law. The decision of the Arbitrator in regards to the issues before him shall be final and binding upon the parties

6.       CONFIDENTIALITY/NONDISCLOSURE:

         6.1. It is expected that the parties may disclose to each other certain Proprietary Information

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         6.2. RIGHTS AND OBLIGATIONS. All Proprietary Information owned solely by one party and disclosed to the other party shall remain solely the property of the disclosing party. The parties agree to hold each other's Proprietary Information in confidence. The receiving party will limit disclosure of the disclosing party's Proprietary Information to the receiving party's employees who have a need to know and who have signed written agreements enabling the receiving party to fully comply with its obligations hereunder. The receiving party shall not make the disclosing party's Proprietary Information available in any form to any third party, except to contractors with a need to know and with which the receiving party has written agreements in place enabling the receiving party to fully comply with its obligations hereunder. Each party agrees not to use the other party's Proprietary Information for any purpose other than the implementation of this Agreement. This Section shall survive termination or expiration of this Agreement. Each party will be liable for any unauthorized disclosure or uses by its employees, agents and/or contractors of the other party's Proprietary Information. Without prejudice to the rights and remedies otherwise available to a party hereto, each of the parties shall be entitled to equitable relief by way of injunction or otherwise if the other party hereto or any of its employees, agents or contractors breach or threaten to breach any of the provisions of this Section.

7.       TRADEMARK USAGE:

         7.1. For the Term of this Agreement, and subject to the terms of this Agreement, i2 grants to viaLink a nonexclusive, worldwide, royalty free, fully paid-up license to use in connection with advertising and marketing the relationship created by this Agreement, i2's product names, service marks and trademarks ("i2 Licensed TradeMarks"). viaLink shall use such i2 Licensed Trademarks as designated by i2 when marketing or promoting i2 products or services. viaLink shall not have any right to sublicensee such rights granted pursuant to this Section 7.1.

         7.2. For the Term of this Agreement, and subject to the terms of this Agreement, viaLink grants to i2 a nonexclusive, worldwide, royalty free, fully paid-up license to use in connection with advertising and marketing viaLink's Services in the viaLink's Market, viaLink's service and or product names relating to the viaLink Services, including, without limitation, viaLink(R) Item Catalog and viaLink(R) Chain Pricing ("viaLink Licensed TradeMarks"). i2 shall use such viaLink Licensed Trademarks as designated by viaLink when marketing or promoting viaLink products or services. i2 shall not have any right to sublicense such rights granted pursuant to this Section 7.2.

         7.3.     RIGHTS AND OBLIGATIONS REGARDING TRADEMARK LICENSES:

                  7.3.1. PARTIES. For purposes of this Agreement the party granting the license in the Licensed TradeMarks shall be referred to as the "Trademark Licensor" and the party receiving the rights to use the

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           Licensed TradeMarks of the other party hereto shall be referred to as the "Trademark Licensee".

                  7.3.2. MAINTENANCE OF QUALITY. In the course of producing and distributing the products or services authorized by this Agreement under the Licensed TradeMarks, the Trademark Licensee shall maintain and adhere to standards of quality and technical specifications ("Standards and Specifications") as reasonably required from time to time by the Trademark Licensor. The Standards and Specifications are and/or shall be designed to ensure that the quality of any of the services or products produced, packaged, and licensed under the Licensed TradeMarks are consistent with the quality of the products distributed under the Licensed TradeMarks by the Trademark Licensor or with the reputation enjoyed by the Licensed TradeMarks.

                  7.3.3. To ensure that the Standards and Specifications hereinabove described are maintained, the Trademark Licensor and its authorized agents and representatives shall have the right at all reasonable times, with prior notice to the Trademark Licensee, to inspect reasonable samples of the products and to inspect the books and records of a party, all as they relate to such party's compliance with the Standards and Specifications.

                  7.3.4. The Trademark Licensee shall, from time to time, upon the request of the Trademark Licensor, furnish without cost to Trademark Licensor a reasonable number of samples of the Products, which samples may be selected at random by Trademark Licensor.

                  7.3.5. Trademark Licensee acknowledges Trademark Licensor's exclusive right, title, and interest in Trademark Licensor's Licensed Trademarks and acknowledges that nothing herein shall be construed to accord to Trademark Licensee any rights in any of the Licensed TradeMarks except as otherwise expressly so provided in this Agreement. Trademark Licensee acknowledges that its use of the Licensed TradeMarks hereunder will not create in it any right, title or interest in the Trademark Licensor's Licensed TradeMarks and that all such use of the Licensed Marks and the goodwill generated thereby will inure to the benefit of Trademark Licensor. Trademark Licensee warrants and represents with respect thereto as follows:

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           7.3.5.1. Trademark Licensee will not at any time
                                    challenge Trademark Licensor's right,
                                    title, or interest in the Licensed
                                    TradeMarks or the validity of any of the Licensed Marks or any registration thereof;

                           7.3.5.2. Trademark Licensee will not do or cause to
                                    be done or omit to do anything, the doing, causing, or omitting of which would contest or in any way impair or tend to impair the rights of Trademark Licensor in the Licensed TradeMarks;

                           7.3.5.3. Trademark Licensee will not represent that
                                    it has any ownership in or rights with
                                    respect to the Licensed TradeMarks other than rights conferred by this Agreement; and

                           7.3.5.4. Trademark Licensee will not, either during
                                    or subsequent to the term of this
                                    Agreement, use any trademark, service mark, trade name, insignia or logo that is confusingly similar to or a colorable imitation of any of the Licensed TradeMarks.

                           7.3.5.5. Trademark Licensee will comply with all
                                    laws governing production, distribution, licensing, and marketing of the Products.

                           7.3.5.6. Trademark Licensee shall display, in a
                                    manner consistent with Trademark Licensor's
                                    Standards and Specifications, the Licensed
                                    TradeMarks on packaging for each of the
                                    products and services, visual displays on initial computer screens, and in marketing activities respecting the products and services.

                           7.3.5.7. Trademark Licensee shall not use the
                                    Licensed TradeMarks on or in connection
                                    with any screen display, packaging, or
                                    marketing material to which Trademark
                                    Licensor at any time reasonably objects.

                           7.3.5.8. Trademark Licensee shall (1) cause the
                                    appropriate designation "TM" "SM" or the registration symbol "(R)" to be placed adjacent to the Licensed TradeMarks in connection with each use or display thereof and to indicate such additional information as Trademark Licensor shall reasonably specify from time to time concerning the license rights under which Trademark Licensee uses the Licensed Marks; and (2) comply with all laws pertaining to trademarks in force.

                  7.3.6. CHANGES AND MODIFICATIONS TO THE LICENSED MARKS. Trademark Licensor expressly reserves the right from time to time to modify and change the Licensed TradeMarks. The Licensed TradeMarks, as so modified or changed, shall for all purposes be deemed to be the Licensed TradeMarks referred to in this Agreement. Any and all such modifications or changes in said Licensed TradeMarks developed or adopted by Trademark Licensor shall be the sole and absolute property of Trademark Licensor, and Trademark Licensor may incorporate the same in the Licensed TradeMarks and shall have the exclusive right to register such modified or changed marks as trademarks and/or service marks.

                  7.3.7.   INFRINGEMENT:

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           7.3.7.1. Trademark Licensee and Trademark Licensor
                                    shall each provide the other with prompt notice of any actual or apparent infringement of the Licensed TradeMarks, any petition to cancel any registration of any of the Licensed TradeMarks, or any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, any of the Licensed TradeMarks of which it becomes aware. Trademark Licensor shall have primary responsibility to:

                                    7.3.7.1.1. Institute and prosecute any
                                               actions for such infringement of
                                               the Licensed Marks;

                                    7.3.7.1.2. Defend any petition to cancel
                                               any registration of any of the
                                               Licensed TradeMarks; and

                                    7.3.7.1.3. Oppose any attempted use of or
                                               any application to register any
                                               mark confusingly similar to, or a
                                               colorable imitation of, any of
                                               the Licensed TradeMarks.

                           7.3.7.2. Any damages and costs recovered through
                                    such proceedings shall belong exclusively to Trademark Licensor, and Trademark Licensor shall be solely responsible for all costs and expenses (including attorney's fees) of prosecuting such actions. Trademark Licensee shall provide Trademark Licensor with reasonably requested assistance in connection with such proceedings, and Trademark Licensor shall reimburse Trademark Licensee's reasonable out-of-pocket costs of providing such assistance. Trademark Licensor shall keep Trademark Licensee informed of the status of any such proceeding and supply Trademark Licensee with any reasonably requested documents regarding such proceeding.

                  7.3.8. Trademark Licensee shall defend, indemnify and save harmless Trademark Licensor, its subsidiaries and affiliates, and their respective successors and assigns from all losses, costs, liabilities, damages, claims, and expenses of every kind and description, including reasonable attorney's fees, arising out of or resulting from any act or omission of Trademark Licensee or any permitted sublicensee relating to the production, distribution, licensing, or marketing of any of the products or services in connection with which the Licensed TradeMarks are used, including, but not limited to (1) unfair or fraudulent advertising claims, warranty claims, and product defect or liability claims pertaining to the products or services; and (2) claims for unauthorized use or misuse of any patent, trademark, copyright, or other proprietary right owned, used or controlled by any third party pertaining to the production, distribution, licensing, or marketing of the products or services.

                           7.3.8.1. In addition to any other rights or remedies
                                    granted under this Agreement, but subject to the Trademark Licensee's right to cure as hereinafter set forth, Trademark Licensor may, at its option, upon written notice to Trademark Licensee, without prejudice to

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                                    any other remedies it may have, terminate the rights granted to the Trademark Licensee in the Licensed Trademarks pursuant to this Agreement if the Trademark Licensee violates any of its obligations under this Section 7; provided however Trademark Licensee shall have ten (10) days after receipt of such notice to cure any alleged breach.

                           7.3.8.2. Trademark Licensee agrees that the remedy
                                    at law of Trademark Licensor for any act or event that constitutes an event of termination under Section 7 of this Agreement, Trademark Licensor shall be entitled to seek and/or obtain injunctive relief, specific performance or other such equitable relief.

                  7.3.9. Upon the termination of this Agreement for any reason, all rights of Trademark Licensee to use the Licensed TradeMarks in the Territory shall immediately thereafter cease. Trademark Licensee shall not thereafter operate or conduct business under any name or in any manner that might tend to give the general public the impression that this Agreement is still in force, or that Trademark Licensee any right to use any of the Licensed TradeMarks.

                  7.3.10. The indemnification obligations and set forth in this Section 7 shall survive the termination and/or expiration of this Agreement.

8.       REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES:

         8.1.     Representations and Warranties of viaLink:

                  8.1.1. viaLink is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has full corporate power and authority to enter into this Agreement.

                  8.1.2. The execution, delivery and performance by viaLink of this Agreement and the agreements, instruments and documents contemplated by this Agreement do not breach any term or provision of or constitute a default under any material indenture, mortgage, deed of trust, contract, agreement, lease or other commitment or instrument to which viaLink is a party or by which viaLink or its assets or properties are bound, do not conflict with any provision of the certificate of incorporation or bylaws of viaLink and do not constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing.

                  8.1.3. The execution, delivery and performance by viaLink of this Agreement and the agreements, instruments and documents contemplated by this Agreement do not violate any provision of, or constitute default under, any law, rule or regulation, or any court order, writ, injunction or decree, of any court or other governmental agency or instrumentality applicable to or binding upon viaLink. viaLink has full power, authority and legal right to enter into this Agreement and the agreements, instruments and documents

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           contemplated by this Agreement and to consummate the contemplated transactions.

                  8.1.4. This Agreement and the agreements, instruments and documents contemplated by this Agreement have been duly authorized by all requisite action of the directors and shareholders of viaLink. Upon execution and delivery by viaLink of this Agreement and the agreements, instruments and documents contemplated by this Agreement, they will each be a valid and binding obligation of viaLink, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, no representation or warranty is made regarding the availability of equitable remedies.

                  8.1.5. There is no agent's, broker's or finder's fee or commission payable in connection with this Agreement by virtue of or resulting from any action or agreement of viaLink or its affiliates or associates.

                  8.1.6.   REPRESENTATIONS AND WARRANTIES OF i2.

                           8.1.6.1. i2 is a corporation duly organized, validly
                                    existing and in good standing under the
                                    laws of the State of Delaware and has full corporate power and authority to enter into this Agreement.

                           8.1.6.2. The execution, delivery and performance by
                                    i2 of this Agreement and the agreements, instruments and documents contemplated by this Agreement by do not breach any term or provision of or constitute a default under any material indenture, mortgage, deed of trust, contract, agreement, lease or other commitment or instrument to which i2 is a party or by which i2 or its assets or properties are bound, do not conflict with any provision of the certificate of incorporation or bylaws of i2 and do not constitute an event which, with the lapse of time or action by a third party, would result in any default under any of the foregoing.

                           8.1.6.3. The execution, delivery and performance by
                                    i2 of this Agreement and the agreements, instruments and documents contemplated by this Agreement do not violate any provision of, or constitute default under, any law, rule or regulation, or any court order, writ, injunction or decree, of any court or other governmental agency or instrumentality applicable to or binding upon i2. i2 has full power, authority and legal right to enter into this Agreement and the agreements, instruments and documents contemplated by this Agreement and to consummate the contemplated transactions.

                           8.1.6.4. This Agreement and the agreements,
                                    instruments and documents contemplated by this Agreement have been duly authorized by all requisite action of the directors and shareholders of i2. Upon execution and delivery by i2 of this Agreement and the agreements, instruments and documents

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                                    contemplated by this Agreement, they will each be a valid and binding obligation of i2, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, no representation or warranty is made regarding the availability of equitable remedies. There is no agent's, broker's or finder's fee or commission payable in connection with this Agreement by virtue of or resulting from any action or agreement of i2 or its affiliates or associates.

9.       TERM AND TERMINATION

         9.1. The Initial Term of this Agreement shall commence on the Effective Date and, unless sooner terminated in accordance with its terms, shall end on December 31, 2003. It will thereafter automatically renew on a year to year basis ("Renewal Term") unless a party, upon at least three (3) months written notice prior to end of the Initial Term or the then current Renewal Term, as the case may be, notifies the other party that it will terminate the Agreement as of the end of such Term or Renewal Term.

                  9.1.1. Notwithstanding anything to the contrary in this Agreement, the parties agree and understand that if the Closing of the Securities Purchase Agreement does not occur, this Agreement is null and void and of no further force and effect.

         9.2. In addition to such rights of termination as may be expressly provided to one or both parties elsewhere in this Agreement, a party may terminate this Agreement:

                  9.2.1. If the other party fails to pay any sums due hereunder to that party and fails to cure the same within ten (10) days after receipt of written notice of such default;

                  9.2.2. If the other party materially fails to fulfill any of its material obligations under this Agreement or under the License (a "breach"), if such breach does not otherwise permit the non-breaching party to terminate pursuant to any other term of this Agreement or the License, and the breaching party fails to cure such breach within thirty (30) days after receiving written notice from the non-breaching party of such breach and the intention of such non-breaching party to terminate this Agreement; provided however that with respect to those breaches which are curable but which cannot be reasonably cured within such thirty (30) day period, the breaching party shall have such period of time to cure such breach as would be required by a party, in the exercise of good faith and commercially reasonable efforts, to cure such breach; provided further, that such breaching party shall in fact exercise such good faith and such commercially reasonable efforts to attempt to cure such breach. The failure to cure such breach as stated in the preceding sentence will result in the termination of this Agreement as of the end of such period without prejudice to any other rights the parties may have; or

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  9.2.3. Immediately, and notwithstanding the foregoing, upon written notice if

                           9.2.3.1. The other party is adjudged insolvent or
                                    bankrupt, or upon the institution of any proceeding against the other party seeking relief, reorganization, or arrangement under any laws relating to insolvency, or for the making of any assignment for the benefit of creditors, or upon the appointment of a receiver, liquidator or trustee of any of the other party's property or assets, or upon liquidation, dissolution or winding up of the other party's business; or

                           9.2.3.2. The other party breaches the
                                    confidentiality provisions set forth in
                                    Section 6; or

                           9.2.3.3. The other party breaches the License.

         9.3. Within thirty (30) days after the termination or expiration of this Agreement, except to the extent otherwise allowed under the License, each party shall return to the other party all Proprietary Information and shall return or dispose of (as mutually agreed) all advertising materials and other property, including all Proprietary Information, furnished to it by the other party pursuant to this Agreement. Each party shall certify in writing to the other that it has done so.

10.      INDEMNIFICATION.

         10.1. Subject to the provisions of this Section 10 and all of its subsections, viaLink will indemnify in respect of, and hold i2 and its affiliates and their respective officers, directors, employees and agents harmless against, any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and attorneys' and accountants' fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason thereof) (collectively "Damages") resulting from any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement on the part of viaLink under this Agreement.

         10.2. Subject to the provisions of this Section 10 and all of its subsections, i2 agrees to indemnify in respect of, and hold viaLink and its affiliates and their respective officers, directors, employees and agents harmless against, any and all Damages resulting from any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of i2 or any of its Affiliates under this Agreement or the License.

         10.3. METHOD OF ASSERTING CLAIMS, ETC. The party or parties claiming indemnification under the Agreement (whether one or more) are hereinafter collectively referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." All claims for indemnification by any

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  Indemnified Party under this Agreement will be asserted and resolved as follows:

                  10.3.1. (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a "Third Party Claim"), such Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the "Claim Notice"). The Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party's ability to defend against the claim or demand. The Indemnifying Party will have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party; provided, further, nothing contained in the immediately preceding proviso will be deemed to authorize the Indemnified Party to make any filings referenced therein after the Indemnifying Party has given notice of the Indemnifying Party's intent to assume the defense of the applicable Third Party Claim. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the exclusive right to defend by all appropriate proceedings. If such Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the Indemnifying Party without the consent of such Indemnified Party, which consent

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (i) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (ii) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (iii) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel subject to the approval of such legal counsel by the Indemnifying Party, such approval not to be unreasonably withheld, conditioned or delayed. If such Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the Indemnifying Party pursuant to this Agreement, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party; provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one law firm selected by such Indemnified Party in connection with a single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).

                  10.3.2. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party. If such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.

         10.4. Except to the extent such right of indemnification arises under Section 9.1 of the License, viaLink will, at its own expense, indemnify and hold harmless (except with respect to the value of the time of an employee of i2 and/or any Affiliate of i2) i2 and its Affiliates against any suits, claims, actions, losses, damages, expenses (including attorney's fees and costs) or liabilities that may result from any allegations that any products or services provided by viaLink pursuant to this Agreement constitute an infringement, misappropriation or misuse of any patent, copyright, trademark or trade name or trade secret or other intellectual property right protected by the laws of the any state thereof ("viaLink Challenged Products/Services"); provided i2 gives viaLink prompt notice, in writing, of the institution of such suit or the assertion of such claim and

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  permits viaLink through its counsel to defend the same and gives viaLink all reasonably available information and assistance and authority to enable viaLink to do so. viaLink will have control of the defense of any such suit including appeals, and of all negotiations with respect thereto, including the right to effect settlement or compromise. If, at any time, in viaLink's opinion any products or services provided by viaLink pursuant to this Agreement are likely to become the subject of such an infringement, misappropriation or misuse claim or suit, viaLink will have the following options: (a) procure for i2, at viaLink's expense, the right to continue using such products or services; (b) replace or modify such products or services, at viaLink's expense, so that such products or services become non-infringing but without substantially and adversely changing their original functionality; (c) permit i2 to procure, at viaLink's expense, substitute products or services of comparable quality and function to replace the viaLink Challenged Products/Services; or (d) if none of (a), (b) nor (c) is commercially reasonable, discontinue providing the viaLink Challenged Product/Service, and release i2 from any further obligations with respect to such viaLink Challenged Product/Service. viaLink will have no liability under any provision of this Section 10 with respect to any claim if (a) the infringement, misappropriation or misuse is based upon (and would not have occurred without) (i) the use of the viaLink Challenged Products/Services with any equipment or software not made, provided or contracted for by viaLink (unless such use is authorized by viaLink or is mutually agreed to by the parties), (ii) any modification of such viaLink Challenged Products/Services by i2 (unless such modification is authorized by viaLink or is mutually agreed to by the parties), or (iii) compliance by viaLink with i2's unique written specifications or instructions (excluding general product/services functionality requirements of i2) or
                  (b) a demand for indemnification arises, directly or indirectly out of an allegation of infringement, misappropriation or misuse asserted by the parents, subsidiaries or other Affiliates of i2. The foregoing states the entire liability of viaLink with respect to infringement of patents, copyrights, trade secrets, trade marks or other third party intellectual property rights by the viaLink Challenged Products/Services, and any resulting unavailability of the viaLink Challenged Products/Services. viaLink agrees that the limitations set forth in Section 10.6, including, without limitation, the limitation on viaLink's maximum aggregate liability, will not apply to viaLink's liability under the provisions of this Section 10.4.

         10.5. Except to the extent such right of indemnification arises under Section 9.1 of the License, i2 will, at its own expense, indemnify and hold harmless (except with respect to the value of the time of an employee of viaLink and/or any Affiliate of viaLink) viaLink and its Affiliates against any suits, claims, actions, losses, damages, expenses (including attorney's fees and costs) or liabilities that may result from any allegations that any products or services provided by i2 pursuant to this Agreement constitute

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  an infringement, misappropriation or misuse of any United States patent, copyright, trademark or trade name or trade secret or other intellectual property right protected by the laws of the United States or any state thereof ("i2 Challenged Products/Services"); provided viaLink gives i2 prompt notice, in writing, of the institution of such suit or the assertion of such claim and permits i2 through its counsel to defend the same and gives i2 all reasonably available information and assistance and authority to enable i2 to do so. i2 will have control of the defense of any such suit including appeals, and of all negotiations with respect thereto, including the right to effect settlement or compromise. If, at any time, in i2's opinion any products or services provided by i2 pursuant to this Agreement are likely to become the subject of such an infringement, misappropriation or misuse claim or suit, i2 will have the following options: (a) procure for viaLink, at i2's expense, the right to continue using such products or services; (b) replace or modify such products or services, at i2's expense, so that such products or services become non-infringing but without substantially and adversely changing their original functionality; (c) permit viaLink to procure, at i2's expense, substitute products or services of comparable quality and function to replace the i2 Challenged Products/Services; or (d) if none of (a), (b) nor (c) is commercially reasonable, discontinue providing the i2 Challenged Product/Service, and release viaLink from any further obligations with respect to such i2 Challenged Product/Service. i2 will have no liability under any provision of this Section 10.5 with respect to any claim if
                  (a) the infringement, misappropriation or misuse is based upon (and would not have occurred without) (i) the use of the i2 Challenged Products/Services with any equipment or software not made, provided or contracted for by i2 (unless such use is authorized by i2 or is mutually agreed to by the parties), (ii) any modification of such i2 Challenged Products/Services by viaLink (unless such modification is authorized by i2 or is mutually agreed to by the parties), or
                  (iii) compliance by i2 with viaLink's unique written specifications or instructions (excluding general product/services functionality requirements of viaLink) or
                  (b) a demand for indemnification arises, directly or indirectly out of an allegation of infringement, misappropriation or misuse asserted by the parents, subsidiaries or other Affiliates of viaLink. The foregoing states the entire liability of i2 with respect to infringement of patents, copyrights, trade secrets, trade marks or other third party intellectual property rights by the i2 Challenged Products/Services, and any resulting unavailability of the i2 Challenged Products/Services. i2 agrees that the limitations set forth in Section 10.6, including, without limitation, the limitation on i2's maximum aggregate liability, will not apply to i2's liability under the provisions of this Section 10.5.

         10.6. EACH PARTY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OTHER PARTY HAS NOT MADE ANY REPRESENTATION OR WARRANTY

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  REGARDING THE PRODUCTS AND/OR SERVICES TO BE PROVIDED BY SUCH OTHER PARTY PURSUANT TO THIS AGREEMENT. EACH PARTY DISCLAIMS ANY IMPLIED WARRANTY WITH RESPECT TO THE MERCHANTABILITY, DESIGN, CONDITION, DURABILITY, PERFORMANCE, QUALITY, CAPACITY, TECHNICAL COMPATIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRODUCTS AND SERVICES PROVIDED BY IT. Each party agrees that the other party will not be liable for exemplary, special, incidental, consequential or punitive damages or "costs of cover" (including, without limitation, costs of procuring substitute products or services) which arise directly or indirectly out of the purchase, sale and/or use of the products and/or services to be provided by such other party pursuant to this Agreement whether such damages are asserted in an action brought in contract, in tort or pursuant to some other theory and whether the possibility of such damages was made known or was foreseeable. Each party further acknowledges that, except as set forth in Sections 6,
                  10.4 and/or 10.5, or as such liability may arise under the License, each party's maximum aggregate liability to the other party under any legal theory (including its own negligence) for damages arising directly or indirectly out of the purchase, sale and/or use of the products and/or services to be provided pursuant to this Agreement will not in any event exceed the lesser of (i) the actual damages suffered or
                  (ii) $500,000. Accordingly, each party agrees to assume the responsibility for insuring against or otherwise bearing the risk of greater damages. Each party acknowledges that the pricing of the products and/or services to be provided pursuant to this Agreement reflects the intent of the parties to limit each party's liability as provided herein. The limitations of liability set forth in this Section 10.6 are intended to limit each party's liability and will apply notwithstanding the failure of the essential purpose of any limited remedy.

11.      OWNERSHIP OF INTELLECTUAL PROPERTY

         11.1. Other than as set forth in the License, viaLink shall retain all right, title and interest in and to all patent, copyright, trade secret, trademark and other intellectual property rights ("Intellectual Property Rights") in the viaLink software and technology and any modifications, extensions or derivative works of or relating thereto regardless of whether made by i2 or viaLink. i2 agrees to execute and deliver (upon request of viaLink) and any and all deeds, assignments, conveyances, applications or other documents or instruments necessary to vest title thereto in viaLink or to protect or perfect viaLink's rights with respect thereto. Other than as set forth in the License, i2 shall retain all right, title and interest in and to all patent, copyright, trade secret, trademark and other intellectual property rights ("Intellectual Property Rights") in the i2 software and technology and any modifications, extensions or derivative works of or relating thereto regardless of whether made by i2 or viaLink. viaLink agrees to execute and deliver (upon request of i2) and any and all deeds, assignments, conveyances, applications or other documents or

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  instruments necessary to vest title thereto in i2 or to protect i2's rights with respect thereto. Ownership of any Interface Software developed shall be as set forth in the License.

12.      MISCELLANEOUS

         12.1. RELATIONSHIP OF PARTIES. i2 and viaLink are independent contractors acting for their own account, and neither party is authorized to make any representation or commitment on behalf of the other party. Nothing contained herein will be deemed to create any agency, partnership, joint venture or similar relationship between the parties.

         12.2. FORCE MAJEURE. Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by riot, fire, flood, explosion, earthquake or other natural disaster, government regulation, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty (180) days or more.

         12.3. NON-SOLICITATION. For a period of twelve (12) months following the date a party's employee ceases to perform services pursuant to this Agreement, neither party (without the prior written consent of the other party) shall solicit or hire or independently contract with that employee or for any of the other party's employees performing such service. This provision shall not restrict the right of either party to solicit or recruit generally in the media.

         12.4. NOTICES. All notices, reports, requests, acceptances and other communications required or permitted under this Agreement will be in writing and shall be sufficient only if personally delivered, delivered by a major commercial overnight delivery courier service (such as Federal Express), sent via facsimile, or mailed, postage or charges prepaid, by certified or registered mail, return receipt requested to a party at its address/telephone number, as applicable, as set forth below or to such other address/telephone number as applicable that the receiving party may have provided for purposes of receiving notices as provided in this Section. Notices will be deemed given when actually received, except that if not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mail:

                  12.4.1.  IF TO i2, TO:
                           i2 Technologies, Inc.
                           909 E. Las Colinas Blvd., 16th Floor
                           Irving, Texas 75039
                           Attention: Robert C. Donohoo
                           Fax: 1-214-850-6893

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           with a copy (which shall not constitute notice) to:
                           Brobeck, Phleger & Harrison LLP
                           301 Congress Avenue, Suite 1200
                           Austin, Texas 78701
                           Attention:  Ronald G. Skloss
                           Fax:  512-477-5813

                  12.4.2.  If to viaLink, to:
                           The viaLink Company
                           13800 Benson Road
                           Edmond, Oklahoma  73103
                           Attention:  Lewis B. Kilbourne, CEO
                           Fax:  405-936-2599

                           with a copy (which shall not constitute notice) to:
                           Richard M. Klinge and Associates, P.C.
                           510 East Memorial Road, Suite C-1
                           Oklahoma City, Oklahoma 73114
                           Attention:  Richard M. Klinge, General Counsel
                           Fax:  405-775-9003

         12.5. ENTIRE AGREEMENT. This Agreement, all Exhibits hereto, and any work orders hereunder constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all agreements and understanding between viaLink and i2 with respect to the subject matter hereof made prior to the date hereof; provided, however, the Nondisclosure Agreement dated the 23rd day of August, 1999 ("Nondisclosure Agreement") shall remain in full force and effect according to its terms.

         12.6. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its choice of law rules.

         12.7. ATTORNEY'S FEES. In any action to enforce this Agreement, other than an arbitration pursuant to section 5.10 of this Agreement, the prevailing party will be entitled to its costs and reasonable attorneys' fees.

         12.8. SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

         12.9. WAIVER. Unless otherwise agreed in writing by the parties, no waiver or failure to exercise any option, right or privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same on any other occasion or of any other option, right or privilege and no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         12.10. HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement

         12.11. NEGOTIATION. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly and in accordance with its terms and without strict construction in favor of or against either party

         12.12. COUNTERPARTS This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall be binding as an original signature.

         12.13. ASSIGNMENT. Neither party may assign any rights, duties, obligations or privileges under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided however and notwithstanding anything to the contrary herein, a party may assign or delegate, without the other party's consent, any of its rights, duties, obligations and/or privileges under this Agreement to any person or entity (i) to which all or substantially all of its assets are sold, (ii) into which it is merged or (iii) which as a result of a merger or acquisition becomes the surviving company, except the non-assigning party may terminate this Agreement on this assignment on 180 days prior written notice to the assignee, which notice cannot be given until the effective date of the assignment.

         12.14. AUDIT. Each party shall keep accurate books of account and records pertaining to its all of its activities and obligations in regards to this Agreement and revenues billed and received in relation thereto. No more than once per calendar quarter, the other party at its sole expense, may itself and/or by employing an independent Certified Public Accountant who is not compensated based on the results of the audit, and who is reasonably acceptable to the other party, inspect such books of account and records upon reasonable notice to such party, and at a reasonable time during normal business hours for the purpose of verifying such other party's compliance with all of the terms, covenants, warranties, representations and conditions of this Agreement, including without limiting the generality of the foregoing, all fees, royalties and other payments due under this Agreement. All information obtained pursuant to the audit shall be Proprietary Information of the audited party.

         12.15. PUBLICITY: Neither party shall issue any press release, public announcement or publicity concerning this Agreement or any matters arising under this Agreement without the prior written approval of the other party, except to the extent required by law or judicial order or decree, or the rules of any securities exchange or interdealer quotation system on which its securities are listed or qualified for inclusion.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         12.16. WAIVER OF CONSUMER RIGHTS UNDER DTPA. EACH OF i2 AND viaLink HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTIONS 17.41 THROUGH
                  17.63 INCLUSIVE, OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH LEGAL COUNSEL OF THEIR OWN SELECTION, EACH OF i2 AND viaLink VOLUNTARILY CONSENTS TO THIS WAIVER. It is the intent of i2 and viaLink that the rights and remedies with respect to this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices-Consumer Protection Act. The waiver set forth herein shall expressly survive the termination of this Agreement and the transactions contemplated herein. Each of i2 and viaLink represents and warrants that (i) it is a business consumer, (ii) it has knowledge and experience in financial and business matters that enables it to evaluate the merits and risks of the subject transaction, (iii) it is not in a significantly disparate bargaining position with respect to the subject transaction, (iv) it has been represented by legal counsel of its own selection in connection with the subject transaction and, (v) its legal counsel was not directly or indirectly identified, suggested or selected by any other party, or any agent of any other party, to this Agreement. Each of i2 and viaLink has waived its rights pursuant to the Deceptive Trade Practices-Consumer Protection Act without duress or coercion and fully acknowledges and understands the effect of the waiver.

         12.17. Except as specifically limited by the terms of the Agreement, the parties agree that the rights and remedies set forth herein are in addition to and not in lieu of other rights and remedies which may be available at law or in equity.

         12.18. NO SUBCONTRACTORS. Neither party shall use or hire any subcontractor or other third party to carry out its obligations or perform any of the terms of this Agreement or the License, without the prior written consent of viaLink, which shall not be unreasonably withheld.

         12.19. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of i2 and viaLink and their respective successors and permitted assigns.

         12.20. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by both Parties.

         12.21. SURVIVAL. The following provisions of this Agreement shall in all events survive its termination or expiration: Sections 5 (to the extent and for the length of time any amounts are amount thereunder), 6, 7, 8, 10, 11 and 12

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

IN WITNESS WHEREOF, the parties hereto have caused this Alliance and Marketing Agreement to be duly executed and delivered by their respective officers thereto duly authorized, all as of the day and year first above written.

                                    i2 TECHNOLOGIES, INC.,
                                    a Delaware corporation


                                    By: /s/ ROBERT C. DONOHOO
                                        -------------------------------------

                                    Name: Robert C. Donohoo
                                         ------------------------------------

                                    Title: Corporate Counsel
                                          -----------------------------------


                                    THE viaLINK COMPANY,
                                    an Oklahoma corporation

                                    By: /s/ J. ANDREW KERNER
                                       --------------------------------------

                                    Name: J. Andrew Kerner
                                         ------------------------------------

                                    Title: Chief Financial Officer
                                          -----------------------------------




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